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                                                                   Exhibit 10.31

                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of November 1, 1996, by and between VAN DE KAMP'S, INC. (the "Company"), a Delaware corporation, and GREGORY L. SMITH (the "Employee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company desires to employ the Employee and the Employee desires to accept employment by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Employment. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company in the capacities hereinafter set forth.

     2. Term of Employment. Except as provided in Section 6, the term (the "Term") of this Agreement shall commence as of the date hereof and shall continue in effect through September 30, 1998; provided that the Term of this Agreement shall be automatically extended for successive annual periods of 12 months each commencing on September 30, 1998.

     3. Duties; Extent of Services.

     (a) Duties. During the Term, the Employee shall serve in such executive capacity as may be reasonably designated by the board of directors of the Company (the "Board"), initially as Vice President-Manufacturing and Distribution of the Company, and shall, in accordance with and subject to the provisions of the By-laws (as amended from time to time) of the Company and as set forth in Schedule A hereto, perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by a person in such position in the business in which the Company is engaged. The Employee shall report to and carry out the lawful directions of the Board.

     (b) Extent of Services. Except for illness and permitted vacation periods, during the Term the Employee shall (i) devote his full time and attention during normal business hours to the businesses of the Company and its subsidiaries and affiliates; (ii) use his best efforts to promote the interests of the Company and its subsidiaries and affiliates; (iii) discharge such executive and administrative duties not inconsistent with his position as










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may be assigned to him by the Board; and (iv) serve, without additional compensation, as a director or officer of any subsidiary of the Company if elected as such.

          4.   Compensation.

          (a) Base Salary. In consideration of the services rendered by the Employee hereunder and provided that the Employee has substantially performed all of his obligations provided for herein, the Company will pay to the Employee a base salary (the "Base Salary") at the rate of $140,000 per year during the Term. The Base Salary shall be paid in accordance with the Company's normal payroll practice and shall be subject to annual review by the Board; provided, that the Base Salary shall not be subject to reduction.

          (b) Base Bonus. The Company shall pay the Employee a bonus with respect to each fiscal year or portion thereof during the Term in accordance with the following provisions:

               (i) If the Financial Results of the Company for a fiscal year during the Term are at least 90% but less than 95% of the EBITDA Target for such year, Employee shall be paid an amount equal to 20% of so much of his Base Salary as was paid with respect to such year.

               (ii) If the Financial Results of the Company for a fiscal year during the Term are at least 95% but less than 100% of the EBITDA Target for such year, Employee shall be paid an amount equal to 30% of so much of his Base Salary as was paid with respect to such year.


               (iii) If the Financial Results of the Company for a fiscal year equal or exceed 100% of the EBITDA Target for such year, Employee shall be paid an amount equal to 40% of so much of his Base Salary as was paid with respect to such year.

          (c) Supplemental Bonus. In addition to the Base Bonus, if any, to which the Employee may be entitled under Section 4(b), the Company shall pay the Employee a bonus with respect to such fiscal year or portion thereof during the Term in accordance with the following provisions:

               (i) If the Financial Results of the Company for a fiscal year during the Term are at least 105%, but less than 110% of the EBITDA Target for such year, Employee shall be paid an amount equal to 5% of so much of his Base Salary as was paid with respect to such year.

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          (ii)    If the Financial Results of the Company for a fiscal year
     during the Term are at least 110%, but less than 115% of the EBITDA Target for such year, Employee shall be paid an amount equal to 10% of so much of his Base Salary as was paid with respect to such year.

          (iii) If the Financial Results of the Company for a fiscal year during the Term are at least 115% but less than 120% of the EBITDA Target for such year, the employee shall be paid an amount equal to 15% of so much of his Base Salary as was paid with respect to such year.

          (iv) If the Financial Results of the Company for a fiscal year during the Term equal or exceed 120% of the EBITDA Target for such year, the Employee shall be paid an amount equal to 20% of so much of his Base Salary as was paid with respect to such year.

     (d) For the purpose of this Agreement (1) the term "EBITDA Target" shall mean the Company's projected earnings before interest, taxes, one-time transition expenses, depreciation and amortization, as contained in the Company's annual budget which is approved by the Board (without reference to any adjustments or revision, upwards or downwards, to such projected earnings which are subsequently approved by the Board as part of any subsequent revision to such annual budget), (2) the term "Financial Results" shall mean the Company's annual financial results reflected in the Company's annual audited financial statements and (3) the Company's 1997 fiscal year shall be deemed to begin as of the date hereof.

     (e) The bonus due under Section 4(b) and (c) shall be paid to the Employee within 30 days of the publication of the Company's annual audited financial statements for the relevant year.

     5. Other Employee Benefits. During the Term, the Employee shall be entitled (i) to vacation time in accordance with the Company's policy from time to time in effect; (ii) to participate in all employee insurance and other fringe benefit programs, including, without limitation, life, health, dental and accident insurance plans and long term disability now or hereafter maintained by the Company for senior executive or other salaried personnel for which the Employee is eligible; (iii) to participate in a pension plan with terms similar to those applicable to executives of the Company; and (iv) to participate in the VDK incentive compensation plan.

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          6.   Termination Provisions.

          (a) Termination for Cause. The Board may terminate the Employee's employment hereunder for Cause, as hereinafter defined, immediately upon written notice to the Employee. For purposes of this Agreement, "Cause" shall mean (A) proven dishonesty of the Employee detrimental to the best interests of either the Company or any of its subsidiaries or affiliates or conviction of the Employee of a crime which constitutes a felony, (B) any material act or omission by the Employee during the Term involving willful malfeasance or gross negligence in the performance of his duties hereunder, or (C) repeated failure of the Employee to follow the reasonable instructions of the Board (other than inattention or neglect resulting from illness or disability of the Employee) which inattention and neglect does not cease within fifteen days after written notice thereof specifying the details of such conduct is given by the Board to the Employee. During the Term, the Employee shall be entitled to only one such notice and right to cure for any single act or event. If the Employee's employment is terminated for Cause, the Employee shall be entitled to receive only the unpaid portion of the Base Salary then in effect which has accrued to the date of termination.

          (b) Termination By Reason of Permanent Disability. If at any time during the Term an independent licensed physician selected by the Board determines that the Employee has been or will be unable, as a result of physical or mental illness or incapacity, to perform his duties hereunder for a period of four consecutive months or for an aggregate of more than six months in any twelve month period (a "Permanent Disability"), the Employee's employment hereunder may be terminated by the Board upon thirty days' written notice to the Employee. If the Employee's employment is terminated by reason of Permanent Disability, the Employee shall be entitled to receive only the sum of (x) the unpaid portion of the Base Salary then in effect which has accrued to the date of termination plus (y) an amount equal to six months of Employee's Base Salary plus (z) an amount equal to a pro rata portion of the Base Bonus payable pursuant to Section 4(b)(iii) hereof assuming that the Financial Results of the Company for the then current fiscal year equal exactly 100% of the EBITDA Target for such year, with such pro rata portion based on the actual number of days during such fiscal year that Employee was employed by the Company.

          (c) Termination By Reason of Death. The Employee's employment hereunder shall automatically terminate on the date of his death. If the Employee's employment is so terminated by his death, the Company shall pay to the Employee's estate in addition to the unpaid portion of the Base Salary then in effect through date of Employee's death the sum of (y) an amount equal to six months of Employee's Base Salary plus (z) an amount equal to a pro rata portion of the Base Bonus payable pursuant to Section 4(b)(iii) hereof assuming that the Financial Results of the Company for the then current fiscal year equal exactly 100% of the EBITDA Target for such year, with such pro rata portion based on

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the actual number of days during such fiscal year that Employee was employed by the Company. Such amount shall be paid within thirty days after the date of his death if a personal representative has been appointed by the end of such thirty day period or, if a personal representative has not been appointed by the end of such thirty day period, promptly after a personal representative has been appointed.

     (d) Termination Without Cause. The Board may terminate the Employee's employment hereunder at any time for any reason without Cause in which case the Employee shall be entitled to receive an amount (the "Severance Amount") equal to the sum of (y) an amount equal to the greater of (i) one year's Base Salary then in effect, or (ii) the Base Salary the Employee would have been entitled to receive through the end of the Term plus (z) an amount equal to a pro rata portion of the Base Bonus payable pursuant to Section 4(b)(iii) hereof assuming that the Financial Results of the Company for the then current fiscal year equal exactly 100% of the EBITDA Target for such year, with such pro rata portion based on the actual number of days during such fiscal year that Employee was employed by the Company. The Severance Amount shall be in lieu of any other severance payment to which Employee may be otherwise entitled under any other severance plan maintained by the Company. The Severance Amount shall be paid within 30 days of such termination.

     (e) Change of Control. This Agreement may be assigned in connection with a Change of Control (as defined below) as provided in Section 8(a) hereof. In the event of a Change of Control:

          (i) the employee shall have no obligation to move to a new work location that is more than 50 miles from the Employee's principal work location immediately prior to such Change of Control;

          (ii) the amount of Base Salary set forth in Section 4(a) hereof and the base bonus opportunities set forth in Section 4(b) hereof shall not be subject to reduction;

          (iii) the Employee's title, duties and responsibilities as set forth in Section 3(a) hereof shall not be subject to reduction; and

          (iv) the Employee's reasonable, documented business expenses shall continue to be reimbursed in a manner consistent with the Company's reimbursement practice prior to such Change of Control.

Following a Change of Control, the failure by the Company (or its successor or assign) to comply with any of subparagraphs (i)-(iv) shall permit the Employee to terminate this Agreement for "Good Reason", on written notice to the Company (or its successor or

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assign). In the event the Employee terminates this Agreement for Good Reason, the Employee shall be entitled to receive the Severance Amount. The Severance Amount shall be in lieu of any other severance payment to which the Employee may otherwise be entitled under any other severance plan maintained by the Company (or its successor or assign). The Severance Amount shall be paid within 30 days of such termination.

          For purposes of this Agreement, a "Change of Control" shall mean (i) the sale, exchange or other disposition of (A) more than 50% of the issued and outstanding shares of the Company, (B) more than 50% of the issued and outstanding shares of VDK Holdings, Inc., the parent of the Company, or (C) more than 50% of the voting units of limited liability company interests of VDK Foods LLC, the parent of VDK Holdings, Inc., in each case to or with a person or entity other than the Company, VDK Holdings, Inc. or VDK Foods LLC or an affiliate of the Company, VDK Holdings, Inc. or VDK Foods LLC, (ii) the sale of all or substantially all of the assets of the Company to a person or entity other than the Company, VDK Holdings, Inc. or VDK Foods LLC or an affiliate of any of them, or (iii) the merger, consolidation or other business combination of the Company, VDK Holdings, Inc. or VDK Foods LLC with or into another entity that is either not, or not controlled by, the Company, VDK Holdings, Inc., VDK Foods LLC or an affiliate of any of them.

          7.  Covenants of the Employee.
              -------------------------

          (a) Non-Competition. Except with respect to a termination described in Section 6(b) or 6(d) hereof, until the first anniversary of the date of the termination of the Employee's employment hereunder, the Employee shall not, directly or indirectly, be associated with any entity which competes with the Company and whose primary business is, or personally engage in, the same line of business of the Company, whether as a director, officer, employee, agent, consultant, partner, owner, independent contractor or otherwise.

          (b) Non-Solicitation of Employees of the Employer. Until the first anniversary of the date of the termination of the employment of the Employee hereunder, the Employee shall not, and shall cause each business or entity with which he shall become associated in any capacity not to, solicit for employment or employ any person who is then, or who was at any time after the date four months prior to the date of such termination, employed in a professional or managerial position by the Company, its subsidiaries or affiliates.

          (c) Confidentiality. The Employee agrees and acknowledges that the Confidential Information (as hereinafter defined) of the Company and its subsidiaries and affiliates, is valuable, special and unique to their business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential

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Information by keeping it confidential for the use and benefit of the Company and its subsidiaries and affiliates. Based on the foregoing, the Employee agrees to undertake the following obligations with respect to such Confidential
Information:

               (i) the Employee agrees to keep any and all Confidential Information in trust for the use and benefit of the Company and its subsidiaries and affiliates;

               (ii) the Employee agrees that, except as required by applicable law or as authorized in writing by the Board, he will not at any time during or after the termination of his employment hereunder, disclose, directly or indirectly, any Confidential Information of the Company or any of its subsidiaries or affiliates;

               (iii) the Employee agrees to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information is kept confidential for the use and benefit of the Company and its subsidiaries and affiliates; and

               (iv) the Employee agrees that, upon termination of his employment hereunder or at any other time the Company may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in his possession or under his control. The Employee further agrees, that if requested by the Company, to return any Confidential Information pursuant to this subparagraph (iv), he will not make or retain any copy or extract from such materials.

          For purposes of paragraph (c) of this Section 7, "Confidential Information" means any and all information developed by or for the Company or any of its subsidiaries or affiliates of which the Employee gains or has acquired knowledge during or prior to the Term by reason of his employment with the Company that is (A) not generally known in any industry in which the Company or any of its subsidiaries or affiliates is or may become engaged or (B) not publicly available. Confidential Information includes, but is not limited to, any and all information developed by or for the Company or any of its subsidiaries or affiliates concerning plans, marketing and sales methods, customer lists, materials, processes, business forms, procedures, devices, plans for development of products, services or expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by the Company or any of its subsidiaries or affiliates, together with all written, graphic and other materials relating to all or any part of the same.

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          8.   Successors; Assignment.
               ----------------------

          (a) The Company. The Company may assign any of its rights and obligations hereunder, without the written consent of the Employee, in connection with a Change of Control. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

          (b) The Employee. Neither this Agreement nor any right or interest hereunder may be assigned by the Employee, his beneficiaries, or legal representatives without the prior written consent of the Board; provided, however, that nothing in this Section 8 shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to distributes, legatees, beneficiaries, testamentary trustees or other legal heirs of the Employee.

          9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand, mailed by first-class registered or certified mail, postage prepaid and return receipt requested, or delivered by overnight courier addressed as follows:

               (i)    If to the Company:

                      Van de Kamp's, Inc.
                      1000 St. Louis Union Station
                      St. Louis, Missouri 63103

                      with a copy to:

                      VDK Foods LLC
                      c/o Dartford Partnership, L.L.C.
                      801 Montgomery Street
                      Suite 400
                      San Francisco, CA 94133

               (ii)   If to the Employee:

                      2101 Saddlebred Court
                      Chesterfield, Missouri 63005

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or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

          10.  Governing Law;  Expenses.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

          (b) Expenses. All costs and expenses (including attorneys' fees) incurred in connection with any claim, dispute or litigation pertaining to this Agreement shall be paid by the party incurring such expenses.

          11. Entire Agreement. This Agreement contains the entire agreement of the parties and their affiliates relating to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto.

          12. Severability. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall remain valid and enforceable to the fullest extent permitted by law.

          13.  Remedies.

               (a) Injunctive Relief. The Employee acknowledges and agrees that the covenants and obligations of the Employee contained in subsections (a),
(b) and (c) of Section 7 hereof relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and affiliates and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore the Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from any such breach.

               (b) Remedies Cumulative. The Company's rights and remedies under this Section 13 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

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          14.  Withholding Taxes.  The Company may deduct any federal, state or local withholding or other taxes from any payments to be made by the Company hereunder in such amounts which the Company reasonably determine are required to deduct under applicable law.

          15. Amendments, Miscellaneous, etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.


                                       VAN DE KAMP'S, INC.



                                       By: /s/ T. Ellinwood
                                          --------------------------
                                          Name:  T. ELLINWOOD
                                          Title:  President


                                       /s/ Gregory L. Smith
                                       -----------------------------
                                       GREGORY L. SMITH



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                                                                      SCHEDULE A
                                                                      ----------


                     RESPONSIBILITIES OF VICE PRESIDENT -
                        MANUFACTURING AND DISTRIBUTION
                     ------------------------------------


          Reporting to the President, the Vice President of Manufacturing and Distributing is responsible for all aspects of product planning, conversion, packaging and distribution for the company's three manufacturing facilities. He also has direct responsibility for the customer service, order fulfillment, distribution and quality assurance functions. He is indirectly responsible for the consumer affairs and regulatory functions of the company. His key responsibilities are as follows:

          . Lead the Supply Chain initiative to significantly reduce operating costs and improve asset utilization.

          .    Optimize the distribution network.

          . Develop and implement the staff, systems and procedures to ensure product availability in excess of 99%.

          . Ensure that the appropriate quality programs are in place that optimize weight control and ensure product and consumer safety.


          . Ensure that the appropriate safety programs are in place to ensure employee well-being.

          . Develop and implement the strategic direction for the consumer affairs department.

          .    Ensure compliance with all Local, State and Federal regulations.

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